UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	57-6218917
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3812051
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Riverside Avenue, Second Floor, Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Series C Cumulative Preferred Shares representing beneficial interests in Compass Diversified Holdings	New York Stock Exchange

7.875% Series C Cumulative Trust Preferred Interests of Compass Group Diversified Holdings LLC	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e).  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement fi le number to which this form relates (if applicable): 333-234665

Securities to be registered pursuant to Section 12(g) of the Act:    None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.

The securities registered hereby are the 7.875% Series C Cumulative Preferred Shares representing undivided beneficial interests in Compass Diversified Holdings (the “Series C Preferred Shares”) and the 7.875% Series C Cumulative Trust Preferred Interests of Compass Group Diversified Holdings LLC (the “Series C Trust Preferred Interests”). The descriptions of the preferred shares of Compass Diversified Holdings and the trust preferred interests of Compass Group Diversified Holdings LLC are contained in a prospectus dated November 13, 2019, constituting a part of the Registration Statement on Form S-3 (File No. 333-234665) (the “Prospectus”), and the descriptions of the Series C Preferred Shares and the Series C Trust Preferred Interests are contained in a prospectus supplement to the Prospectus dated November 13, 2019 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”). The descriptions of the preferred shares of Compass Diversified Holdings and the trust preferred interests of Compass Group Diversified Holdings LLC contained in the Prospectus under the heading “Description of Securities” and the descriptions of the Series C Preferred Shares and the Series C Trust Preferred Interests contained in the Prospectus Supplement under the heading “Description of the Series C Preferred Shares,” are each incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Certificate of Trust of Compass Diversified Trust (incorporated by reference to Exhibit 3.1 of the Form S-1 filed on December 14, 2005 (File No. 333-130326)).

3.2	Certificate of Amendment to Certificate of Trust of Compass Diversified Trust (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on September 13, 2007 (File No. 000-51937)).

3.3	Certificate of Formation of Compass Group Diversified Holdings LLC (incorporated by reference to Exhibit 3.3 of the Form S-1 filed on December 14, 2005 (File No. 333-130326)).

3.4	Second Amended and Restated Trust Agreement of Compass Diversified Holdings (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on December 7, 2016 (File No. 001-34927)).

3.5	Fifth Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC (incorporated by reference to Exhibit 3.2 of the Form 8-K filed on December 7, 2016 (File No. 001-34927)).

3.6	Share Designation of Compass Diversified Holdings with respect to the Series A Preferred Shares (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on June 28, 2017 (File No. 001-34927)).

3.7	Trust Interest Designation of Compass Group Diversified Holdings LLC with respect to the Series A Trust Preferred Interests (incorporated by reference to Exhibit 3.2 of the Form 8-K filed on June 28, 2017 (File No. 001-34927)).

3.8	Share Designation of Compass Diversified Holdings with respect to the Series B Preferred Shares (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on March 13, 2018 (File No. 001-34927)).

3.9	Trust Interest Designation of Compass Group Diversified Holdings LLC with respect to the Series B Trust Preferred Interests (incorporated by reference to Exhibit 3.2 of the Form 8-K filed on March 13, 2018 (File No. 001-34927)).

3.10	Share Designation of Compass Diversified Holdings with respect to the Series C Preferred Shares (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on November 20, 2019 (File No. 001-34927)).

3.11	Trust Interest Designation of Compass Group Diversified Holdings LLC with respect to the Series C Trust Preferred Interests (incorporated by reference to Exhibit 3.2 of the Form 8-K filed on November 20, 2019 (File No. 001-34927)).

4.1	Form of 7.875% Series C Preferred Share Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-K filed on November 20, 2019 (File No. 001-34927)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 20, 2019	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham
Ryan J. Faulkingham
Regular Trustee

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 20, 2019	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham
Ryan J. Faulkingham
Chief Financial Officer